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                                                                  Exhibit 4.3(a)

                             CERTIFICATE OF TRUST

                                      OF

                                 FPC CAPITAL I

     THIS Certificate of Trust of FPC CAPITAL I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.) (the "Act").

     1. Name. The name of the business trust formed hereby is FPC CAPITAL I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is First Chicago Delaware Inc. 300 King Street, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

     IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                    FIRST CHICAGO DELAWARE INC.,
                                      as trustee



                                       By: /s/ Steven M. Wagner
                                          _________________________________
                                          Vice President





                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                      as trustee

                                       By: /s/ Steven M. Wagner
                                          _________________________________
                                          First Vice President